EXHIBIT 99.1

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

On January 15, 2018, Spectrum Brands Legacy, Inc. (formerly Spectrum Brands Holdings, Inc., “Spectrum”) a wholly owned subsidiary of Spectrum Brands Holdings, Inc. (formerly HRG Group, Inc., “SBH”, the “Company”) entered into a definitive Acquisition Agreement (the “GBL Agreement”) with Energizer Holdings, Inc. (“Energizer”) where Energizer would acquire from Spectrum its Global Battery and Lighting (“GBL”) business for an aggregate purchase price of $2.0 billion in cash, subject to customary purchase price adjustments.  The GBL Agreement provides that Energizer will purchase the equity of certain subsidiaries of Spectrum and acquire certain assets and assume certain liabilities of other subsidiaries used or held for the purpose of the GBL business.  Effective January 2, 2019, Spectrum closed on the sale of its GBL business to Energizer in accordance with the GBL Agreement.

On November 15, 2018, SBH entered into a definitive Acquisition Agreement (the “GAC Agreement”) with Energizer where Energizer would acquire from SBH its Global Auto Care (“GAC”) business for an aggregate purchase price of $1.25 billion, consisting of $937.5 million in cash and estimated $312.5 million in Energizer common stock, subject to customary purchase price adjustments.  The GAC Agreement provides that Energizer will purchase the equity of certain subsidiaries of SBH and acquire certain assets and assume certain liabilities of other subsidiaries used or held for the purpose of the GAC business.  Effective January 28, 2019, SBH closed on the sale of its GAC business to Energizer in accordance with the Agreement.

The unaudited pro forma condensed consolidated financial statements as of and for the year ended September 30, 2018, the date of the latest publicly available financial information for SBH, give effect to Spectrum’s divestiture of its GBL and GAC businesses pursuant to Article 11 of Regulation S-X.  Spectrum had previously recognized the GBL business, along with the net assets and operations of its Home and Personal Care (“HPC”) appliances business, as discontinued operations within the condensed consolidated financial statements and therefore all historical financial statements of Spectrum were previously reported to exclude the results of operations from its GBL and HPC businesses from its continuing operations.  Additionally, the net assets of the GBL and HPC businesses were previously recognized as assets held for sale within its statement of financial position.  Spectrum’s GAC business was recognized as a component of continuing operations within the condensed consolidated financial statements and the net assets were considered held for use within its statement of financial position.

The following unaudited pro forma consolidated statement of financial position at September 30, 2018 is presented on a basis to reflect the GBL and GAC divestiture as if they had occurred on September 30, 2018.  The following unaudited pro forma condensed consolidated statements of income for the years ended September 30, 2018, 2017, and 2016 are presented on a basis to reflect the GBL and GAC divestiture as if they had occurred on October 1, 2015.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes to unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial statements and the notes to unaudited pro forma condensed consolidated financial statements are based on, and should be read in conjunction with, Spectrum’s historical audited consolidated financial statements and notes thereto included in SBH’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Spectrum’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (i) directly attributable to the GBL and GAC divestitures, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on results.  The resulting pro forma condensed consolidated financial statements do not include any adjustments related to cost savings, operating synergies, tax benefits or revenue enhancements (or the necessary costs to achieve such benefits) that are expected to result from the GBL and GAC divestitures.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the GBL and GAC divestitures.  The unaudited pro forma condensed financial statements are provided for illustrative purposes only and do not purport to represent what actual results of operations or the consolidated financial position would have been had the GBL and GAC divestitures occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of September 30, 2018

		GBL Divestiture		GAC Divestiture
(in millions)	Beginning balance	Pro Forma Adjustments	Notes	Pro Forma Adjustments	Notes	Total
Assets
Cash and cash equivalents	$552.5	$1,942.2	(A)	$879.1	(A)	$3,373.8
Trade receivables, net	254.2	—		(55.2)	(B)	199.0
Other receivables	35.7	—		(4.1)	(B)	31.6
Inventories	503.4	—		(72.8)	(B)	430.6
Prepaid expenses and other current assets	54.7	—		(2.9)	(B)	51.8
Current assets of business held for sale	1,958.2	(916.1)	(B)	—	(C)	1,042.1
Total current assets	3,358.7	1,026.1		744.1		5,128.9
Property, plant and equipment, net	494.9	—		(58.2)	(B)	436.7
Deferred charges and other	184.0	—		307.9	(A),(B)	491.9
Goodwill	2,178.5	—		(841.8)	(B)	1,336.7
Intangible assets, net	1,531.6	—		(384.4)	(B)	1,147.2
Total assets	$7,747.7	$1,026.1		$(232.4)		$8,541.4
Liabilities and Shareholders' Equity
Current portion of long-term debt	$21.2	$1,209.1	(C)	$863.3	(C)	$2,093.6
Accounts payable	436.1	—		(50.6)	(B)	385.5
Accrued wages and salaries	45.7	—		(3.2)	(B)	42.5
Accrued interest	65.0	—		—		65.0
Other current liabilities	125.3	—		(13.3)	(B)	112.0
Current liabilities of business held for sale	656.9	(337.9)	(B)	—		319.0
Total current liabilities	1,350.2	871.2		796.2		3,017.6
Long-term debt, net of current portion	4,651.3	(1,209.1)	(C)	(896.0)	(B),(C)	2,546.2
Deferred income taxes	35.0	—		(72.4)	(B)	(37.4)
Other long-term liabilities	121.6	—		(2.5)	(B)	119.1
Total liabilities	6,158.1	(337.9)		(174.7)		5,645.5
Commitments and contingencies
Shareholders' equity
Common Stock	0.5	—		—		0.5
Additional paid-in capital	1,996.7	—		—		1,996.7
Accumulated (deficit) earnings	(180.1)	1,323.3	(B)	(58.5)	(B)	1,084.7
Accumulated other comprehensive loss	(235.8)	40.7	(B)	0.8	(B)	(194.3)
Total shareholders' equity	1,581.3	1,364.0		(57.7)		2,887.6
Noncontrolling interest	8.3	—		—		8.3
Total equity	1,589.6	1,364.0		(57.7)		2,895.9
Total liabilities and equity	$7,747.7	$1,026.1		$(232.4)		$8,541.4

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2018

(in millions, except per share)	Beginning balance	Pro forma adjustments	Notes	Total
Revenue	$3,145.9	$(465.6)	(D)	$2,680.3
Cost of goods sold	1,992.3	(284.8)	(D)	1,707.5
Selling, acquisition, operating and general expenses	1,051.6	(210.3)	(D)	841.3
Operating income	102.0	29.5		131.5
Interest expense	264.6	(77.7)	(D),(E)	186.9
Other income, net	(6.3)	(0.2)	(D)	(6.5)
Loss from continuing operations before income taxes	(156.3)	107.4		(48.9)
Income tax benefit	(460.7)	23.0	(D)	(437.7)
Net income from continuing operations	304.4	84.4		388.8
Net income from continuing operations attributable to noncontrolling interest	74.3	2.6	(F)	76.9
Net income from continuing operations attributable to controlling interest	$230.1	$81.8		$311.9
Earnings Per Share
Basic earnings per share from continuing operations	$6.23	$2.22	(G)	$8.45
Diluted earnings per share from continuing operations	$6.21	$2.21	(G)	$8.42
Weighted Average Shares Outstanding
Basic	36.9	—		36.9
Diluted	37.0	—		37.0

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2017

(in millions, except per share)	Beginning balance	Pro forma adjustments	Notes	Total
Revenue	$3,010.6	$(446.9)	(D)	$2,563.7
Cost of goods sold	1,833.5	(233.6)	(D)	1,599.9
Selling, acquisition, operating and general expenses	894.1	(116.6)	(D)	777.5
Operating income	283.0	(96.7)		186.3
Interest expense	309.9	(75.3)	(D),(E)	234.6
Other expense, net	4.2	—		4.2
Loss from continuing operations before income taxes	(31.1)	(21.4)		(52.5)
Income tax expense	38.1	(32.3)	(D)	5.8
Net loss from continuing operations	(69.2)	10.9		(58.3)
Net income from continuing operations attributable to noncontrolling interest	51.9	(25.9)	(F)	26.0
Net loss from continuing operations attributable to controlling interest	$(121.1)	$36.8		$(84.3)
Earnings Per Share
Basic earnings per share from continuing operations	$(3.75)	$1.14	(G)	$(2.61)
Diluted earnings per share from continuing operations	$(3.75)	$1.14	(G)	$(2.61)
Weighted Average Shares Outstanding
Basic	32.2	—		32.2
Diluted	32.2	—		32.2

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2016

(in millions, except per share)	Beginning balance	Pro forma adjustments	Notes	Total
Revenue	$3,038.3	$(453.7)	(D)	$2,584.6
Cost of goods sold	1,791.7	(213.9)	(D)	1,577.8
Selling, acquisition, operating and general expenses	911.7	(125.1)	(D)	786.6
Operating income	334.9	(114.7)		220.2
Interest expense	334.5	(74.5)	(D),(E)	260.0
Other income, net	(8.8)	(1.6)	(D)	(10.4)
Income from continuing operations before income taxes	9.2	(38.6)		(29.4)
Income tax benefit	(58.4)	(38.7)	(D)	(97.1)
Net income from continuing operations	67.6	0.1		67.7
Net income from continuing operations attributable to noncontrolling interest	113.4	(31.4)	(F)	82.0
Net loss from continuing operations attributable to controlling interest	$(45.8)	$31.5		$(14.3)
Earnings Per Share
Basic earnings per share from continuing operations	$(1.43)	$0.98	(G)	$(0.45)
Diluted earnings per share from continuing operations	$(1.43)	$0.98	(G)	$(0.45)
Weighted Average Shares Outstanding
Basic	32.0	—		32.0
Diluted	32.0	—		32.0

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

NOTE 1 – Significant Accounting Policies

The unaudited pro forma condensed consolidated statement of financial position as of September 30, 2018 is presented as if the Global Batteries & Lights (“GBL”) business and Global Auto Care (“GAC”) divestitures had occurred on September 30, 2018.  The unaudited pro forma condensed consolidated statement of operations for the years ended September 30, 2018, 2017 and 2016 are presented as if the GBL and GAC divestitures occurred on October 1, 2015.  Spectrum previously recognized the GBL business, along with the net assets and operations of its HPC business, as discontinued operations within the condensed consolidated financial statements and therefore all historical financial statements of Spectrum were recasted to exclude the results of operations from its GBL and HPC businesses from its continuing operations.  Additionally, the net assets of the GBL and HPC businesses were previously recognized as assets held for sale within its statement of financial position.  Spectrum’s GAC business was recognized as a component of continuing operations within the condensed consolidated financial statements and the net assets were considered held for use within its statement of financial position.

The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a business is sold and classified as held for sale, in accordance with the criteria of Accounting Standards Codification (“ASC”) Topic 205 Presentation of Financial Statements and ASC Topic 360 Property, Plant and Equipment.  The results of discontinued operations are reported in Income From Discontinued Operations, Net of Tax in the accompanying Consolidated Statements of Income for the current and prior periods commencing in the period in which the business meets the criteria of a discontinued operations, and include any gain or loss recognized on closing, or adjustment of the carrying amount to fair value less cost to sell.  Assets and liabilities of a business classified as held for sale are recorded at the lower of its carrying amount or estimated fair value less cost to sell.  If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized.  Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale.  Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.

NOTE 2 – Pro Forma Adjustments for GBL divestiture

(A)
Adjustment reflects the increase in Cash and Cash Equivalents resulting from the cash consideration received based upon the $2.0 billion purchase price, net customary purchase price adjustments, less closing transaction expenses.

(B)
Adjustment reflects the elimination of the assets and liabilities of Spectrum’s GBL business that was previously classified as held for sale as of September 30, 2018, as well as the other comprehensive loss attributable to Spectrum’s GBL business as of September 30, 2018.  The elimination of the other comprehensive loss attributable to Spectrum’s GBL business is offset by a gain on the sale of the GBL business which is reflected in Accumulated (Deficit) Earnings.

(C)
Adjustments reflects the reclassification of the Spectrum Brands, Inc. Term Loans from long-term as of September 30, 2018 as the Company has the intent and ability to paydown the respective outstanding debt using current assets and funds received upon the consummation of the GBL divestiture.  The annual interest expense related to the Term Loans is approximately $50.6 million.  Interest from the Term Loans was previously allocated and recognized as a component of discontinued operations for the fiscal years ended September 30, 2018, 2017, and 2016.

NOTE 3 – Pro Forma Adjustments for GAC divestiture

(A)
Adjustment reflects the increase in Cash and Cash Equivalents and Deferred Charges and Other resulting from the $1.25 billion purchase price, consisting of $985.5 million in cash consideration, net customary purchase price adjustments, less closing transaction expenses; and stock consideration in the form of 5.3 million shares of Energizer common stock valued at the closing share price as of September 30, 2018.

(B)
Adjustment reflects the elimination of the assets and liabilities of Spectrum’s GAC business as of September 30, 2018, as well as other comprehensive loss attributable to Spectrum’s GAC business as of September 30, 2018.  The elimination of the other comprehensive loss attributable to Spectrum’s GAC business and estimated loss on the sale of the GAC business is reflected in the Accumulated (Deficit) Earnings.

(C)
Adjustments reflects the reclassification of the Spectrum Brands Holdings, Inc. (as successor to HRG Group, Inc.) 7.750% Senior Notes due 2022 from long-term to current as of September 30, 2018 as the Company has the intent and ability to paydown the respective outstanding debt using current assets and funds received from the consummation of the GBL and GAC divestiture.  The annual interest expense related to the Senior Notes is approximately $75.0 million.

(D)
Adjustment reflects the elimination of Spectrum’s GAC operations for the years ended September 30, 2018, 2017 and 2016, respectively, previously recognized as a component of Spectrum’s continuing operations for the respective periods.  Income tax expense attributable to GAC operations is reflective of the expected change in income tax provision as if GAC was excluded from continuing operations during the respective periods.

(E)	Adjustment reflects the elimination of interest costs attributable to the 7.750% Senior Notes due 2022.

(F)
Adjustment reflects the elimination of Spectrum’s GAC operations to its previous minority interest ownership in Spectrum Brands Legacy, Inc., prior to the completion of the Spectrum Merger on July 13, 2018.  The non-controlling interest in Spectrum Brands Legacy, Inc. was approximately 37.6%, 40.4%, and 42.2% for the fiscal years ended September 30, 2018, 2017 and 2016, respectively.

(G)
Adjustment reflects the change to basic and diluted earnings per share for the elimination of earnings from Spectrum’s GAC operations and interest costs attributable to the 7.750% Senior Notes due 2022 for the years ended September 30, 2018, 2017 and 2016 based upon Spectrum’s basic and diluted weighted average shares outstanding for each respective period.

SPECTRUM BRANDS HOLDINGS, INC. (formerly HRG GROUP, INC.)
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(in millions, except per share figures)

NOTE 4 – Subsequent Events
HPC Divestiture

On November 15, 2018, subsequent to the year ended September 30, 2018, the Company made a strategic decision to cease marketing the Home and Personal Care ( “HPC”) Division as held for sale, which was recognized as a component of discontinued operations from its GBA business. As of September 30, 2018, HPC continued to meet the criteria for recognition of assets held for sale, as a component of its GBA business, along with GBL, in accordance with ASC 360 as the Company was actively marketing and was in active discussions with third parties for the potential sale of the HPC business. As a result, the HPC business was classified as held for sale by the Company and discontinued operations for the year ended September 30, 2018. Subsequent to September 30, 2018, management made a strategic decision to no longer actively market and pursue a sale of the HPC business and recognize HPC as a component of the ongoing operations of the consolidated group. The pro forma financial statements have not been adjusted to reflect this presentation for the respective periods presented.